--------------------------------------------------------------------------------

                                                                      Exhibit 32
                                                                      ----------

                                 CERTIFICATIONS

In connection with the Quarterly Report of International Commercial Television Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kelvin Claney, President and Chief Executive Officer of the Company, and Patrick Lavin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:     May  9,  2005
                                   Signed: /s/  Kelvin  Claney
                                           -------------------------------------
                                           President and Chief Executive Officer

                                   Signed: /s/  Patrick  Lavin
                                           -------------------------------------
                                           Chief Financial Officer